Exhibit 99.1
Investors: Scott Wenhold
Graphic Packaging Corporation
770-644-3062
Graphic Packaging Shareholders Vote to Approve Agreement with Altivity Packaging
Marietta, Georgia, January 17, 2008 — Graphic Packaging Corporation (NYSE: GPK) reported at the conclusion of its special meeting of stockholders today that its stockholders have approved the previously announced proposed combination with Altivity Packaging, LLC. The preliminary vote tabulation announced at the meeting indicates that over 88 percent of the outstanding shares were cast in favor of the transaction. All related matters were also approved.
“Today’s vote is the latest demonstration of the strong support for the combination of our two companies.” said David Scheible, President and Chief Executive Officer of Graphic Packaging.
The Company also received approval from the New York Stock Exchange to list shares of the new public company, Graphic Packaging Holding Company, under the ticker symbol GPK upon completion of the transaction.
About the Transactions
On July 10, 2007, Graphic Packaging and the owners of Altivity Packaging announced they had signed a definitive agreement to combine the two companies. Consummation of the combination is subject to customary closing conditions, including approval by the Federal Trade Commission and the U.S. Department of Justice (“DOJ”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”). At the request of the DOJ, Graphic Packaging and the owners of Altivity Packaging have voluntarily agreed to extend the waiting period imposed by the HSR Act until January 22, 2008.
The transactions remain subject to completion of other customary closing conditions.
Information Concerning Forward-Looking Statements
Any statement of expectations, plans or projections with respect to the timing and impact of the transaction in this press release constitutes a “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations. These risks and uncertainties include, but are not limited to: (i) the risk that the businesses of Graphic Packaging Corporation and Altivity Packaging, LLC may not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (ii) the risk that expected synergies may not be fully realized or realized within the expected timeframe; (iii) customer or employee loss and business disruption following the transaction; (iv) the risk that regulatory approvals required to complete the transaction are not obtained, or that the transaction may otherwise not be completed; (v) the risk that the use of net operating losses to offset future taxable income may be limited under the tax laws, (vi) risks and uncertainties associated with regulatory and litigation matters, and (vii) other risks that generally affect both companies, including inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the ability to implement business strategies and the impacts of regulatory and litigation matters. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in New Giant Corporation’s Registration Statement on Form S-4, as amended (File No. 333-145849), Graphic Packaging Corporation’s Annual Report on Form 10-K for 2006 and other filings with the Securities and Exchange Commission (“SEC”).
About Graphic Packaging Corporation
Graphic Packaging Corporation, headquartered in Marietta, Georgia, is a leading provider of paperboard packaging solutions for a wide variety of products to food, beverage and other consumer products companies. Graphic Packaging’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on Graphic Packaging’s web site at http://www.graphicpkg.com.
About Altivity Packaging
Altivity Packaging, LLC, headquartered in Chicago, Illinois, is the largest privately-held producer of folding cartons and holds a leading market position in coated-recycled boxboard and bag packaging. Altivity Packaging operates six recycled boxboard mills and 50 consumer-packaging facilities in North America. Additional information about Altivity Packaging, its business and its products is available on Altivity Packaging’s web site at http://www.altivity.com.
Additional Information and Where to Find It
In connection with the proposed transaction, New Giant Corporation, a newly-formed holding company (that will be renamed Graphic Packaging Holding Company), has filed with the SEC a Registration Statement on Form S-4, as amended (File No. 333-145849) that includes a proxy statement of Graphic Packaging Corporation that also constitutes a prospectus of New Giant Corporation. Graphic Packaging Corporation mailed the final proxy statement/prospectus to its stockholders on or about December 13, 2007.
BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
You may obtain a free copy of the proxy statement/prospectus and other related documents filed with the SEC by Graphic Packaging Corporation and New Giant Corporation at the SEC’s web site at www.sec.gov. The proxy statement/prospectus and the other documents may also be obtained for free by accessing Graphic Packaging Corporation’s web site at http://www.graphicpkg.com.